Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Greenlane Holdings, Inc.

Boca Raton, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2019, relating to the consolidated financial statements of Greenlane Holdings, LLC for the year ended December 31, 2018, appearing in Greenlane Holdings, Inc.’s Registration Statement on Form S-1 (No. 333-230405).

/s/ BDO USA, LLP

Certified Public Accountants

West Palm Beach, Florida

May 13, 2019